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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                             ---------------------


                                   FORM 8-K

                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                             ---------------------



     Date of Report (Date of earliest event reported): DECEMBER 21, 2001
                                                       -----------------



                            ACT Manufacturing, Inc.
                            -----------------------
            (Exact name of registrant as specified in its charter)


  MASSACHUSETTS          0-25560           04-2777507
-----------------      -----------     ------------------
 (State or other       (Commission       (IRS Employer
 jurisdiction of       File Number)    Identification No.)
 incorporation)


           2 Cabot Road, Hudson, Massachusetts                 01749
        ---------------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)


      Registrant's telephone number, including area code: (978) 567-4000
                                                          --------------
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ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.
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On December 21, 2001, ACT Manufacturing, Inc. (the "Company") filed a voluntary petition for reorganization under Chapter 11 of the U. S. Bankruptcy Code in the
U. S. Bankruptcy Court for the District of Massachusetts, western division (Case No. 01-47641). The Company continues to operate its business and manage its affairs as a debtor-in-possession.

ITEM 5.   OTHER EVENTS.
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On December 19, 2001, the Company laid off a portion of its workforce in an effort to reduce expenses. The layoff included Narendra Pathipati, the Company's Executive Vice President and Chief Financial Officer. Joseph Driscoll was promoted from within to serve as the Company's Chief Financial Officer.

On December 21, 2001, the Company publicly disseminated a press release announcing that it had filed a petition for reorganization under Chapter 11 of the U. S. Bankruptcy Code in Bankruptcy Court in Worcester, Massachusetts. The Company's overseas operations are unaffected by the filing. In the press release the Company disclosed that a hearing had been scheduled for Wednesday, December 26, 2001, to request the authorization of up to $9.5 million of temporary debtor-in-possession financing for the Company. The hearing has been postponed until Wednesday, January 2, 2002. The Company is authorized to continue to use cash generated from operations until that time.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
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(c)       Exhibit.

  99.1    Press Release dated December 21, 2001.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ACT MANUFACTURING, INC.
                                   -----------------------
                                   (Registrant)



Date: December 27, 2001            /s/ John A. Pino
                                   ----------------
                                   John A. Pino,
                                   President, Chief Executive Officer and
                                   Chairman

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EXHIBIT INDEX
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Exhibit
Number       Description
-------      -----------

99.1         Press Release dated
             December 21, 2001